UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue, Suite 1600, Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completed Financing Summary

On April 17, 2026, TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated (“TransDigm Group”), completed the previously announced offerings of an incremental $1,500 million of new debt, consisting of an additional $500 million of 6.125% Senior Subordinated Notes maturing July 31, 2034 (the “New Notes”) and $1,000 million of additional tranche N term loans (the “New Term Loans”) maturing February 13, 2033.

TransDigm Group intends to use the net proceeds of the incremental debt, together with cash on hand, to fund (i) the purchase price of the previously announced and expected acquisition of Stellant Systems, Inc. and (ii) approximately $800 million of common share repurchases completed in March 2026, and for related transaction fees and expenses.

Subordinated Notes Indenture and Supplemental Indenture

On April 17, 2026, TransDigm Inc. issued $500 million in aggregate principal amount of the New Notes at an issue price of 100.375% of the principal amount thereof, plus accrued interest from February 13, 2026, in a private offering pursuant to a confidential offering memorandum to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The New Notes were issued pursuant to an indenture, dated as of February 13, 2026 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of April 17, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among TransDigm Inc., as issuer, TransDigm Group and the subsidiaries of TransDigm Inc. party thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The New Notes are an additional issuance of the $1,200 million aggregate principal amount of TransDigm Inc.’s 6.125% Senior Subordinated Notes due 2034 that were previously issued pursuant to the Base Indenture on February 13, 2026 (the “Initial Notes” and, collectively with the New Notes, the “Notes”). The New Notes are of the same class and series as, and otherwise identical to, the Initial Notes, other than with respect to the date of issuance and issue price.

The Notes bear interest at the rate of 6.125% per annum, which accrues from February 13, 2026 and is payable in arrears on January 31 and July 31 of each year, commencing on July 31, 2026. The Notes mature on July 31, 2034, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm Inc. may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If TransDigm Group or TransDigm Inc. experiences specific kinds of changes in control or TransDigm Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm Inc. must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes are TransDigm Inc.’s senior subordinated obligations. The Notes are guaranteed, with certain exceptions, on a senior subordinated basis by TransDigm Group and each of TransDigm Inc.’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm Inc.’s senior secured credit facilities or that issues or guarantees any capital markets indebtedness of TransDigm Inc. or any of the guarantors in an aggregate principal amount of at least $200 million. The Notes and the related guarantees rank junior in right of payment with all of TransDigm Inc.’s and the guarantors’ existing and future senior indebtedness, equally in right of payment to any of TransDigm Inc.’s and the guarantors’ existing and future senior subordinated indebtedness, senior in right of payment to any of TransDigm Inc.’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and related guarantees, and structurally subordinated to all of the liabilities of TransDigm Inc.’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TransDigm Inc.’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm Inc., all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.

The above summary of the Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Credit Agreement Amendment

On April 17, 2026, TransDigm Inc., TransDigm Group and certain subsidiaries of TransDigm Inc. entered into Amendment No. 21 and Incremental Term Loan Assumption Agreement (the “Credit Agreement Amendment”), pursuant to which TransDigm Inc., among other things, incurred $1,000 million of the New Term Loans. The New Term Loans bear interest at a rate of Term SOFR plus an applicable margin of 2.50%. Original issue discount of 0.125% was paid to lenders of the New Term Loans. The other terms and conditions that apply to the New Term Loans are substantially the same as the terms and conditions that apply to the other term loans outstanding under the Credit Agreement. The New Term Loans were fully drawn on April 17, 2026.

The Credit Agreement Amendment amends that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other agents and lenders named therein (the “Credit Agreement”).

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 13, 2026, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 6.125% Senior Subordinated Notes due 2034 (incorporated by reference to TransDigm Group Incorporated’s Current Report on Form 8-K, filed on February 13, 2026 (File No. 001-32833)).

4.2	Form of 6.125% Senior Subordinated Notes due 2034 (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of April 17, 2026, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 6.125% Senior Subordinated Notes due 2034.

10.1*	Amendment No. 21 and Incremental Term Loan Assumption Agreement, dated as of April 17, 2026, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TransDigm Group hereby undertakes to furnish on a supplemental basis a copy of any omitted exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name:	Sarah Wynne
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: April 17, 2026

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